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                                                                   Exhibit 3.120

                                   BY-LAWS OF

                        SUNDERLAND WASTE MANAGEMENT, INC.

                                    ARTICLE I

                                PRINCIPAL OFFICE

     The principal office of the Corporation shall be located at Greens Hill Lane, Rutland, Vermont 05701.

                                   ARTICLE II

                             MEETING OF SHAREHOLDERS

     Section 1. PLACE OF MEETINGS. Each meeting of the shareholders shall be held at the principal office of the Corporation or at such other place as the Board of Directors or other authority calling the meeting may designate.

     Section 2. ANNUAL MEETING. Unless the Board of Directors shall fix a different place, within or without Vermont, day or hour, the annual meeting of the shareholders to elect Directors and to transact such other business as may properly come before the meeting shall be held at the principal office of the Corporation at Rutland, Vermont.

     Section 3. SPECIAL MEETING. A special meeting of the shareholders for any proper purpose or purposes may be called by the President, Board of Directors or, upon request of holders of not less than one-tenth of all the shares entitled to vote at the meeting and the Secretary shall give notice of the meeting at such day and hour as the authority calling the meeting shall designate.

     Section 4. NOTICE. Written or printed notice of each meeting of the shareholders, stating the place, day, hour and purpose or purposes of the meeting, shall be mailed, postage prepaid, not less than ten (10) nor more than fifty (50) days before the date of the meeting, to each shareholder of record entitled to vote at the meeting, addressed to the shareholder at the shareholder's latest address as it appears on the stock transfer books of the Corporation.

     Section 5. QUORUM. The holders of a majority of the shares entitled to vote at any meeting of the shareholders shall

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constitute a quorum for such meeting. If less than a majority of the shares entitled to vote shall be represented at any meeting, a majority of the shares represented at the meeting may adjourn the meeting from time to time without further notice.

     Section 6. VOTING. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

                                   ARTICLE III

                                    DIRECTORS

     Section 1. GENERAL POWERS. The business, property and affairs of the Corporation shall be managed by its Board of Directors.

     Section 2. NUMBER. The initial number of Directors of the Corporation shall be two (2), which number may be increased subject to the law of the State of Vermont.

     Section 3. TERM. Each Director shall hold office until the next annual meeting of the shareholders and until his or her successor shall have been elected and qualified.

     Section 4. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors even though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of the Director's predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

     Section 5. REGULAR MEETING. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the state of Vermont, for the holding of additional regular meetings without other notice than such resolution.

     Section 6. SPECIAL MEETING. Special meetings of the Board of Directors may be called by or at the request of the President or a Director. The person calling a special meeting of the Board of Directors shall fix the place, day and hour of the meeting. Oral or written notice of any special meeting shall be give at least five (5) days prior thereto. If written, notice shall be delivered personally, mailed or sent by telegram to each Director at the Director's residence. If mailed, notice shall be deemed delivered when deposited in the United States Mail, so addressed with postage prepaid. If notice is given by telegram, it shall

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be deemed to be delivered when the telegram is delivered to the telegraph company.

     Section 7. QUORUM OF DIRECTORS. (a) A majority of the number of Directors from time to time serving shall constitute a quorum for the transaction of business unless a greater number is required by law. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law. Any action consented to in writing by each and every Director shall be as valid as if adopted by the Board of Directors at a duly-held meeting thereof, provided that such written consent is inserted in the Minutes Book.

     (b) Members of the Board of Directors and members of any committee designated by the Board of Directors may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such a manner hall constitute presence in person at such meeting.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. OFFICERS. The officers of the Corporation shall be a President, a Vice President, a Treasurer and a Secretary who shall be elected annually at the regular meeting of the Board of Directors held after the annual meeting of the shareholders and shall hold office only so long as they are satisfactory to the Board of Directors. Any two or more offices may be held by same person except the offices of President and Secretary.

     Section 2. PRESIDENT. The President shall be the principal executive officer of the Corporation to put into effect the decisions of the Board of Directors. Subject to such decisions, the President shall supervise and control the business and affairs of the Corporation. The President shall preside at meetings of the shareholders and Directors. Subject to any specific assignments of duties made by the Vermont Business Corporation Act, these Bylaws or the Board of Directors, the Vice President, Secretary and Treasurer shall act under the direction of the President.

     Section 3. VICE PRESIDENT. The Vice President shall perform the duties of the President when the President is absent or unable to act.

     Section 4. TREASURER. The Treasurer shall have custody of the funds of the Corporation and keep its financial records.

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     Section 5. SECRETARY. The Secretary shall reside in the State of Vermont and shall perform the following duties:

          (A) Record all votes and proceedings of the shareholders and the Directors;

          (B) Have the custody of the corporate seal and of the corporate records in the State of Vermont;

          (C) Keep a record book which shall always be available for the inspection and copying by the shareholders containing the names of the shareholders, their places of residence, the number of shares held by each, the time when they acquired the shares and the time of any transfers thereof;

          (D) Procure and file with the Vermont Secretary of State certified copies of all papers required by law to be filed with the Vermont Secretary of State except the annual report;

          (E) Make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten
     (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting.

     Section 6. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of that term.

     Section 7. ADDITIONAL OFFICERS. The Board of Directors may appoint such additional officers as they shall deem necessary.

                                    ARTICLE V

                                     AGENCY

     The Board of Directors may authorize any officer or agent to enter into any contract or to execute any instrument for the Corporation. Such authority may be general or be confined to specific instances.

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                                   ARTICLE VI

                        STOCK CERTIFICATES AND TRANSFERS

     Certificates representing shares of the Corporation shall be in such form as the Board of Directors shall determine. Transfers of shares shall be made only on the stock transfer books of the Corporation. The stock certificates shall be signed by the President and Secretary of the Corporation. The common stock of the Corporation shall not be transferred on the books of the Corporation unless it is first offered to the other holders of the Corporation of common stock in proportion to their holdings upon the following terms:

          (1) A shareholder desiring to sell his/her/it's stock shall first deposit his stock certificate, endorsed in blank, with the Secretary of the Corporation, together with a letter addressed to the Secretary setting forth the price at which he desires to sell.

          (2) The Secretary shall forthwith notify all other shareholders of record of the offer to sell by letter addressed and mailed to each such shareholder at the shareholder's address as it appears in the stock book of the Corporation. This letter shall state the total number of shares offered, the number thereof which each shareholder is entitled to purchase, which number shall be equal to his proportionate ownership of stock in the Corporation, and the price at which the seller desires to sell. The shareholder desiring to sell must offer all of his/her/it's shares of stock.

          (3) A shareholder desiring to purchase said stock shall within ten
     (10) days after the mailing of the notice to the shareholder by the Secretary either:

               (a) notify the Secretary in writing that the shareholder is buying the stock at the price asked and deliver to the Secretary in the seller's behalf the purchase price in cash or check satisfactory to the Secretary. The Secretary shall thereupon transfer an appropriate number of shares to the buyer's name and deliver the purchase price to the seller.

               (b) notify the Secretary in writing that the shareholder may purchase the stock at a price to be set by three appraisers to be selected as follows: one by the buyer, one by the seller, and one by the two so chosen.

          (4) If a shareholder proceeds under Paragraph (3) (b) of this section, the Secretary and the Treasurer of

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     the Corporation shall make all corporate records available to such appraisers. The appraisers shall notify the Secretary of the valuation made by them. The Secretary shall forthwith notify the buyer and the seller by letter addressed and mailed to the addresses appearing in the corporate records. If within ten (10) days of the mailing of such notice, the buyer delivers to the Secretary in the seller's behalf the purchase price in cash or check satisfactory to the Secretary, the Secretary shall forthwith transfer an appropriate number of shares to the buyer's name and deliver the purchase price to the seller. A failure to make such deposit within the time specified will cancel all rights of the buyer to the stock.

          (5) If the remaining shareholders do not offer to purchase their proportionate share of the selling shareholder's shares, then the shares not so offered to be purchased shall be offered to the remaining shareholders proportionately. If any shares are still remaining for which there is no offer to purchase, then the shares shall be offered to the Corporation for redemption. The Corporation shall have thirty (30) days within which to purchase or not purchase the stock following the procedures set out in paragraph 3 above. It shall be the duty of the Secretary to return to the seller the certificate deposited with the Secretary by the seller if the shareholders and/or the Corporation do not comply with the provisions set forth above and do not offer to and actually purchase all of the selling shareholder's stock.

          (6) Except as provided in Subsection (5), an offer to sell shall be irrevocable.

          (7) A seller may dispose of stock returned to the seller by the Secretary under the provisions of Section (5) without first offering it to the other shareholders at any time within one year from such return but not at a price which is less than the price set pursuant to paragraph (1) or 3(b) above. Stock held for more than one year after such return must be offered to other shareholders as provided in this Section.

          (8) Except as above provided in this Section, the delivery of a certificate of stock by the person named therein as the shareholder or by a person entrusted by the shareholder with its possession for any purpose to a bona fide purchaser or pledges for value with a written transfer thereof, or a written power of attorney to sell, signed by the person named as the shareholder in such certificates, shall be a sufficient delivery to transfer title as against all persons. Such a transfer shall not affect the right of the

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     Corporation to pay dividends due upon the stock to the holder of record, or otherwise to treat the holder of record as the holder in fact, until said transfer has been duly recorded upon the books of the Corporation. A transferee upon delivery of the former certificate to the Secretary of the Corporation shall be entitled to receive a new certificate.

          (9) The transfer books of the Corporation shall be closed for a period of thirty (30) days next prior to the annual meeting of the Corporation and may be closed for such other reasonable period as may be specified from time to time by the Board of Directors. No transfer of shares shall be made during any such period.

          (10) The provisions of this Article shall be binding upon the administrators, executors, personal representatives, heirs, assigns and next of kin of the shareholders.

          (11) The stock certificates for their Corporation shall indicate that transfer of the names is restricted pursuant to these By-Laws.

                                   ARTICLE VII

              INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES

     (A) This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a Director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a Director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plead of nolo contendere of its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

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     (B)  This Corporation shall indemnify any person who was or is a party or is treatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper, despite the adjudication of liability but in view of all circumstances of the case.

     (C) To the extent that a Director, officer or employee of this Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sub-sections (A) and (B) shall be made by the Corporation unless the Directors who are not parties to such action or the shareholders obtain a court order stating that the indemnification of the Director, officer or employee is improper in the circumstances because he or she has not met the applicable standards of conduct set forth in Subsections (A) and
(B).

     (D) Expenses (including attorney's fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Subsection (C) upon receipt of an undertaking by or on behalf of the Director, officer or employee to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Section.

     (E) The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any other Bylaw, agreement vote of shareholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (F) This Corporation may purchase and maintain directors and officers' liability insurance on behalf of any person who is

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or was a Director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a Director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Section in an amount sufficient to cover any and all costs borne directly or indirectly by any Director, officer or employee from a tortuous act however groundless.

                                  ARTICLE VIII

                                   FISCAL YEAR

     The fiscal year of the Corporation shall begin on the first day of January and end on the 31st day of December in each year.

                                   ARTICLE IX

                                 CORPORATE SEAL

     The Corporation shall have a special seal for its own use which shall be circular in form and shall have inscribed thereon the name of the Corporation, the State of incorporation and the words "Corporate Seal".

                                    ARTICLE X

                                WAIVER OF NOTICE

     Whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of these Bylaws, under the provisions of the Articles of Association, or under the provisions of the Vermont Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time state therein, shall be deemed equivalent to the giving of such notice, provided that such waiver of notice is inserted in the Minutes Book.

                                   ARTICLE XI

                             ACTION WITHOUT MEETING

     Any action required or permitted to be taken by the Board of Directors or the shareholders at a meeting may be taken without meeting if a consent in writing, setting forth the action so

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taken, shall be signed by all Directors or shareholders, as the case may be.

                                   ARTICLE XII

                                   AMENDMENTS

     These Bylaws may be altered, amended or repealed and new Bylaws may be adopted only by the shareholders at any regular or special meeting.

                                  ARTICLE XIII

                         EXECUTIVE AND OTHER COMMITTEES

     The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, except to the extent provided in such resolution or in the Articles of Association or the Bylaws of the Corporation, shall have and may exercise all of the authority of the Board of Directors, but no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Association, adopting a plan of merger or consolidation, recommending to the shareholders a sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or revocation thereof, or amending the Bylaws of the Corporation.

     I hereby certify that the Bylaws hereinbefore set forth, consisting of 10 pages, are a true and accurate copy of the Bylaws as adopted by the shareholders, officers and Directors of Sunderland Waste Management, Inc. on July 11, 1990.
                                                               /s/ [ILLEGIBLE]
                                                             -------------------
                                                                  Secretary

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